UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2004

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Event

On November 17, 2004, GlycoGenesys, Inc. (the “Company”) held a public conference call in which Bradley Carver, the Company’s Chief Executive Officer and President, discussed the Company’s accomplishment during the past quarter and future plans. An excerpt of portions of Mr. Carver’s script is set forth in Exhibit 99.1 hereto which is incorporated herein by reference.

Forward-looking statements are made throughout Exhibit 99.1. Typically, the use of the words “believe”, “anticipate”, “plan”, “expect”, “seek”, “estimate” and similar expressions identify forward-looking statements. Unless a passage describes a historical event, the statement should be considered a forward-looking statement. In keeping with the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995, it should be noted that forward-looking statements regarding the Company’s future expectations and projections are not guarantees of future performance. They involve risks, uncertainties and assumptions, and many of the factors that will determine the Company’s future results are beyond the Company’s ability to control or predict. Therefore, actual results may differ significantly from those suggested by forward-looking statements. These risks include the inability to obtain additional funding, the failure to successfully bring GCS-100 to market, the failure to protect or maintain rights to intellectual property, delisting from Nasdaq, the introduction of competing drugs as well as those risks detailed under the heading “Certain Factors That May Affect Future Results” contained in Item 3 of the Company’s Quarterly Report of Form 10-Q for the quarter ended September 30, 2004.

Exhibit 99.1 is dated as of the date hereof and reflects management’s views as of such date. The Company undertakes no obligation to update the information contained in Exhibit 99.1, including forward-looking statements, to reflect subsequently occurring events or circumstances. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Partial Script from November 17, 2004 Conference Call of GlycoGenesys, Inc. Regarding the Quarter Ended September 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2004	By:	/s/ Bradley J. Carver
Bradley J. Carver President and Chief Executive Officer